PURCHASE AGREEMENT


         This PURCHASE AGREEMENT (this "AGREEMENT"), dated as of June 28, 2000, is entered into by and between VALENCE TECHNOLOGY, INC., a Delaware corporation (the "COMPANY"), with offices at 301 Conestoga Way, Henderson, NV 89015 and ACQUA WELLINGTON VALUE FUND LTD., a limited liability company organized under the laws of the Commonwealth of the Bahamas with offices c/o Fortis Fund Services (Bahamas) Ltd., Montague Sterling Centre, East Bay Street, P.O. Box SS-6238, Nassau, Bahamas (the "Buyer"), for the purchase and sale of shares of the common stock, .001 par value per share (the "COMMON STOCK"), of the Company and warrants to purchase additional shares of Common Stock (the "WARRANTS") by the Buyer, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer and Buyer shall purchase shares of Common Stock and Warrants; and

         WHEREAS, such purchase and sale will be made in reliance upon the provisions of Section 4(2) and Regulation S ("Regulation S") of the United States Securities Act of 1933, as amended and regulations promulgated thereunder (the "SECURITIES ACT"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Common Stock and Warrants to be made hereunder.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Buyer hereby agree as follows:

     1.  AGREEMENT TO SUBSCRIBE; PRICING.

         (a) Upon the following terms and subject to the conditions contained herein, the Buyer hereby subscribes for a total of 846,665 shares of the Company's Common Stock (the "SHARES") at a price of $14.7638 per share and Warrants to purchase 169,333 shares of Common Stock for an aggregate purchase price of $12,500,000 (the "PURCHASE PRICE"). The Warrants shall have an exercise price equal to $18.4547.

         (b) The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock, to effect the issuance of the Shares and exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "WARRANT SHARES". The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to as the "SECURITIES".

         (c) The closing under this Agreement shall take place at the offices of the Company at 10:00 a.m. (eastern time) upon the satisfaction of each of the conditions set forth in Section 5 hereof (the "CLOSING DATE").

     2. REGISTRATION STATEMENT. On or before the 45th day after the Closing Date (the "FILING DATE"), the Company shall cause to be filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (or any other comparable form) to register for resale the Shares and the Warrant Shares on the terms and subject to the conditions set forth in the Registration Rights Agreement attached hereto as Exhibit A. The Company shall use its reasonable best efforts to take all steps necessary to cause the registration statement to be declared effective within (i) 120 days after the Closing Date or
(ii) 5 business days of the date on which the Commission informs the Company that it may request the acceleration of the effectiveness of the registration statement (the "EFFECTIVENESS DATE").

     3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER. The Buyer represents and warrants to the Company, and covenants for the benefit of the Company, as of the date hereof as follows:

         (a) This Agreement has been duly authorized, validly executed and delivered by the Buyer and constitutes a valid and binding agreement and obligation of the Buyer enforceable against the Buyer in accordance with its terms, subject to limitations on enforcement by general principles of equity and bankruptcy or other laws affecting the enforcement of creditors' rights generally;

         (b) The Buyer has received and carefully reviewed copies of the Public Documents (as hereinafter defined). No representations or warranties have been made to the Buyer by the Company, the officers or directors of the Company, or any agent, employee or affiliate of any of them, except as specifically set forth herein or as set forth in the other documents expressly referred to herein. The Buyer understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. The Buyer, in making the decision to purchase the Shares and the Warrants, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties;

         (c) The Buyer understands that the Shares and the Warrants are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws;

         (d) The Buyer is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act and is not a U.S. Person (as defined in Rule 902 of Regulation S of the Securities Act);

         (e) The Buyer (i) is and will be acquiring the Shares and the Warrants for such Buyer's own account, and not with a view to any resale or distribution of the Shares or the Warrants in whole or in part, in violation of the Securities Act or any applicable securities laws and (ii) has not offered or sold any of the Securities and has no present intention or agreement to divide any of the Securities with others for purposes of selling, offering, distributing or otherwise disposing of any of the Securities;

         (f) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and Regulation S promulgated under the Securities Act. The Buyer understands that the Shares and the Warrants purchased hereunder have not been, and may never be, registered under the Securities Act; that none of the Securities can be sold, transferred, assigned, pledged or subjected to any lien or security interest unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Securities may be sold, transferred, assigned, pledged or subjected to a lien or security interest only in compliance with such exemption and all applicable state and other securities laws); and that the following legends will be placed upon the certificate for the Securities:

          " THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, OR SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS IN ACCORDANCE WITH REGULATION S OF THE ACT, REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR VALENCE TECHNOLOGY, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION, IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL WHO IS REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."


         (g) The Buyer (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company; and (ii) recognizes that such Buyer's investment in the Company involves a high degree of risk;

         (h) The Buyer is capable of evaluating the risks and merits of an investment in the Securities by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and such Buyer is capable of bearing the entire loss of its investment in the Securities;

         (i) The Buyer is neither a registered broker-dealer nor an affiliate of a registered broker-dealer;

         (j) The Buyer did not make its investment decision to purchase the Shares and Warrants based on, and was not introduced to the Company by virtue of, any form of general solicitation or general advertising, including, but not limited to advertisements, articles, press releases, notices or other communications generally published, or the filing or amending of any registration statement by the Company;

         (k) The Buyer is not a "U.S. Person" within the meaning of Rule 902(k) of Regulation S; and

         (l) The document effecting this purchase and sale has been executed by the Buyer outside the "United States" (as defined in Rule 902(l) of Regulation
S). The Buyer is acquiring the Securities in an "offshore transaction" (as defined in Rule 902(h) of Regulation S). The Securities were not offered to the Buyer in the United States and at the time of execution of this Agreement and the time of any offer to the Buyer to purchase the Securities hereunder, the Buyer was physically outside of the United States.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Buyer, and covenants for the benefit of the Buyer as of the date hereof, as follows:

         (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify is not reasonably anticipated to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit the Company from entering into and performing any of its obligations under this Agreement in any material respect;

         (b) The Company has furnished the Buyer with copies of the Company's most recent Annual Report on Form 10-K (the "FORM 10-K") filed with the Commission, its Form 10-Q for the quarterly period ended December 26, 1999 (the "FORM 10-Q"; collectively with the Form 10-K and other Form 8-K's filed since February 14, 2000, the "PUBLIC DOCUMENTS"). The Public Documents at the time of their filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

         (c) The Shares have been duly authorized by all necessary corporate action and, when paid for by the Buyer and issued in accordance with the terms hereof, shall be validly issued, will be fully paid and non-assessable. The Warrant and the Warrant Shares have been duly authorized by all necessary corporate action and, when the Warrant Shares are paid for and issued in accordance with the terms of the Warrant, such Warrant Shares shall be validly issued, fully paid and non-assessable;

         (d) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder;

         (e) The execution and delivery of this Agreement and the Registration Rights Agreement, the issuance of any of the Securities and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement by the Company, will not conflict with or result in a breach of or a default under any of the terms or provisions of, the Company's certificate of incorporation or by-laws, or of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject where such breach or default, violation, creation or imposition, or otherwise, would result in a Material Adverse Effect;

         (f) Except as disclosed herein, and based upon the representations and warranties of the Buyer set forth herein, no authorization, approval, filing with or consent of any governmental body is required for the issuance and sale of the Securities to the Buyer pursuant to this Agreement;

         (g) Except as described in the Public Documents, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which would reasonably be anticipated to result in a Material Adverse Effect;

         (h) Since February 14, 2000, no Material Adverse Effect has occurred or exists with respect to the Company except as disclosed in the Public Documents;

         (i) The Company has, to its knowledge, sufficient title and ownership of all trademarks, service marks, trade names, copyrights, patents, trade secrets and other proprietary rights necessary for its business as now conducted and as proposed to be conducted as described in the Public Documents without any conflict with or infringement of the rights of others. Except as set forth in the Public Documents, there are no material outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or party to any material options, licenses or agreements of any kind with respect to the trademarks, service marks, trade names, copyrights, patents, trade secrets, licenses and other proprietary rights of any other person or entity;

         (j) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action, in any such case, so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act subject to the representations of Buyer set forth in Article 3 of this Agreement. The Company is a "reporting issuer" as defined in Rule 902 of Regulation S and will remain a reporting issuer for at least one year from the date hereof;

         (k) As set forth in Section 2 of this Agreement, the Company shall cause a registration statement registering the Shares and the Warrant Shares to be filed no later than the Filing Date and to be declared effective no later than the Effectiveness Date, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgate thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or Securities Act, except as permitted herein or in accordance with the terms of the Registration Rights Agreement. Prior to the effectiveness of the registration statement set forth in Section 2, the Company will take all action necessary to list and continue the listing or trading of its Common Stock on the Nasdaq National Market system or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. and the Nasdaq system or any relevant market or system;

         (l) The Company covenants and agrees that if the Company fails to register the Shares and the Warrant Shares under the terms and conditions of the Registration Rights Agreement or such registration shall no longer be effective, then for so long as any of the Shares and the Warrant Shares remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Securities Act that may not be resold pursuant to Rule 144(k) of the Securities Act, the Company shall, in order to permit resales of the Shares and the Warrant Shares pursuant to Regulation S under the Securities Act (a) continue to file all material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act and (b) not knowingly engage in directed selling efforts in connection with the resale of securities by the Buyer under Regulation S;

         (m) The Company and the Buyer agree that the Buyer will suffer damages if the Company fails to deliver the Shares to the Buyer on the Closing Date (an "EVENT"). The Company and the Buyer further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if an Event occurs and continues for ten (10) trading days on the Nasdaq National Market (each a "TRADING DAY"), the Company shall pay, in cash or restricted shares of Common Stock, at the option of the Buyer, as liquidated damages for such failure and not as a penalty (the "LIQUIDATED DAMAGES") to the Buyer an amount equal to two percent (2%) of the Purchase Price for the initial thirty (30) days and each additional thirty (30) day period thereafter until such failure has been cured, which shall be pro-rated for such periods less than thirty (30) days (the "PERIODIC AMOUNT");

         (n) Except as required by law, the Company may not issue a press release or otherwise make a public statement or announcement with respect to this Agreement or any related agreement, including, but not limited to, the Registration Rights Agreement and the Warrant, without the prior consent of the Buyer;

         (o) The Company may enter into any agreement with a third party, the principal purpose of which is to secure financing for the Company ("OTHER FINANCING") without the prior consent of the Buyer. However, prior to the receipt of effectiveness of the registration statement covering the Shares and Warrant Shares, as set forth in Section 2, the Buyer shall have the option to amend the Purchase Price to the absolute terms of the Other Financing; and

         (p) In connection with the offer and sale of the Securities, no distributor or any affiliates or any person acting on behalf of the Company or any affiliate of the Company or any distributor has engaged in any "directed selling efforts" (as such term is defined under Regulation S) nor conducted any general solicitation relating to the offer to persons residing within the United States or to "U.S. Persons" (as the term is defined under Regulation S).

     5. CONDITIONS PRECEDENT.

         (a) The parties shall have executed and delivered this Agreement and the Registration Rights Agreement.

         (b) The Company shall have delivered certificates evidencing the Shares and the Warrants to the Buyer.

         (c) The Buyer shall have delivered to the Company the funds as payment in full of the Purchase Price for the Shares and the Warrants.

         (d) The representations and warranties of each of the Company and the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

         (e) From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agree to by the Company, which suspension shall be terminated prior to the Closing Date), and, at any time prior to the Closing Date, trading in securities generally as reported by NASDAQ National Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Americans Stock Exchange, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, not shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

         (f) Since February 14, 2000, no Material Adverse Effect shall have occurred.

         (g) The Buyer shall have received a legal opinion in substantially the form annexed hereto as Exhibit B.

     6. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein or its agent. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

     7. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopier, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

          (a)      if to the Company:

                   Valence Technology, Inc.
                   301 Conestoga Way
                   Henderson, Nevada  89015
                   Tel. No.: (702) 558-1015
                   Fax No.: (702) 558-1310
                   Attn:    Jay L. King
                   with a copy to:

                   Troop Steuber Pasich Reddick & Tobey, LLP
                   2029 Century Park East, Suite 2400
                   Los Angeles, CA  90067
                   Tel. No.: (310) 728-3362
                   Fax No.: (310) 728-2362
                   Attn: Lisa H. Klein

          (b)      if to the Buyer:

                   Acqua Wellington Value Fund Ltd.
                   c/o Fortis Fund Services (Bahamas) Ltd.
                   Montague Sterling Centre
                   East Bay Street, P.O. Box SS-6238
                   Nassau, Bahamas
                   Tel. No.: (242) 394-2700
                   Fax No.:  (242) 394-9667
                   Attn:    Mr. Anthony L. M. Inder Rieden

                   with a copy to:

                   Parker Chapin LLP
                   The Chrysler Building
                   405 Lexington Avenue
                   New York, New York  10174
                   Attn:    Christopher S. Auguste
                   Tel. No.: (212) 704-6000
                   Fax No.: (212) 704-6288

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; when receipt is acknowledged, if telecopied.

     8. ENTIRE AGREEMENT; AMENDMENT. This Agreement, and the exhibits hereto, including the Registration Rights Agreement and the Warrants, constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written instrument signed by the Company and a majority of the holders of the Securities.

     9. COUNTERPARTS. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                 [end of page]

         IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.


                            VALENCE TECHNOLOGY, INC.



                            By:  /S/ JAY L. KING
                                 -----------------------------------
                                 Name:     Jay L. King
                                 Title:



                            ACQUA WELLINGTON VALUE FUND LTD.



                            By:_____________________________________
                                 Name:
                                 Title: